Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of January 11, 2007, by and between TOWER GROUP, INC., a Delaware corporation (the “Company”), and CASTLEPOINT MANAGEMENT CORP., a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser currently owns 40,000 shares of Series A Preferred Stock of the Company.

WHEREAS, the Company has authorized the issuance of up to an aggregate of 40,000 shares of its Series A-1 Preferred Stock (the “Shares”) to the Purchaser in exchange for the shares of Series A Preferred Stock of the Company owned by the Purchaser; and

WHEREAS, the Purchaser and the Company desire that the Company shall exchange the Shares for such shares of Series A Preferred Stock on the terms and conditions set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                                                                      CERTAIN DEFINITIONS.

For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Article 1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

“8-K Filing” has the meaning ascribed to such term in Section 6.3.

“2005 Annual Report” has the meaning ascribed to such term in Section 4.6(a).

“Action” means any legal, administrative, arbitration or other similar suit, inquiry, notice of violation, investigation, proceeding, claim, or action.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning ascribed to such term in the Recitals.

“Applicable Law” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree, directive, principle of common law or interpretation of any of the foregoing by a Governmental Authority applicable to a Person or any such Person’s subsidiaries, properties, assets, officers, directors, employees or agents.

“Bylaws” has the meaning ascribed to such term in Section 4.4.

“Certificate of Designations” has the meaning ascribed to such term in Section 2.1.

“Certificate of Incorporation” has the meaning ascribed to such term in Section 2.1.

“Closing” has the meaning ascribed to such term in Section 3.1.

“Closing Date” has the meaning ascribed to such term in Section 3.1.

“Common Stock” has the meaning ascribed to such term in Section 2.1.

“Contracts” shall mean all written agreements, contracts, commitments and undertakings, indentures, notes, bonds, loans, instruments, treaties, leases, mortgages and other binding arrangements.

“Conversion Shares” has the meaning ascribed to such term in Section 2.1.

“Disclosure Schedule” has the meaning ascribed to such term in the preamble to Article 4.

“Domiciliary Regulators” means the Governmental Authorities responsible for regulating insurance companies in the Insurance Companies’ respective states of domicile.

“DTC” has the meaning ascribed to such term in Section 7.1.

“DTC Transfer Conditions” has the meaning ascribed to such term in Section 7.1.

“Encumbrance” means any lien, pledge, security interest, easement or encumbrance of any kind or nature whatsoever, and any agreement to give or grant or permit any of the foregoing; provided that this definition of “Encumbrance” shall not include: (i) liens for current Taxes and assessments not yet due and payable, including, without limitation, liens for non-delinquent ad valorem Taxes, non-delinquent statutory liens arising other than by reason of any default on the part of the Company or the Subsidiaries and liens for Taxes being contested by the Company in good faith, (ii) such liens, minor imperfections of title or easements on real property, leasehold estates or personal property as do not in any material respect detract from the value thereof and do not in any material respect interfere with the present use of the property subject thereto, (iii) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’, carriers’, warehousemen’s and other like liens arising in the ordinary course of business or relating to any construction, rebuilding or repair of any property leased, so long as the obligations to which such liens relate are not delinquent and also so long as any such lien does not materially impair the value of such leased property, (iv) any such lien, pledge, security interest, easement or encumbrance arising solely as a result of any action taken by Purchaser or any of its Affiliates and (v) any limitation or restriction imposed upon the transfer of the Securities by any registration provision of the Securities Act of 1933, as amended, or any applicable state securities law regulating the disposition of the Securities.

“Exchange Act” has the meaning ascribed to such term in Section 4.6.

“GAAP” has the meaning ascribed to such term in Section 4.6.

“Global Select Market” has the meaning ascribed to such term in Section 4.13.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any self-regulatory agency, commissioner or authority.

 “Indemnities” has the meaning ascribed to such term in Section 9.11.

“Indemnified Liabilities” has the meaning ascribed to such term in Section 9.11.

“Insurance Company” means any Subsidiary that is engaged in the business of issuing insurance policies.

“Insurance Contract” means any insurance policy, annuity contract, or guaranteed investment contract entered into with a customer whether directly or by reinsurance.

 “Investigation” means any governmental or regulatory investigation.

“Lock-Up Period” has the meaning ascribed to such term in Section 7.5.

“Material Adverse Effect” has the meaning ascribed to such term in Section 4.1.

“Non-Domiciliary Regulators” means the Governmental Authorities responsible for regulating insurance companies outside of the Insurance Companies’ respective states of domicile.

“Permits” means all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all Applicable Laws and Governmental Authorities and all industry or other non-governmental self-regulatory organizations.

“Person” means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust, a government, any department or agency thereof or any other entity.

“Press Release” has the meaning ascribed to such term in Section 6.3.

“Purchaser” has the meaning ascribed to such term in the Recitals.

 “Registration Rights Agreement” has the meaning ascribed to such term in Section 3.2.

“Regulation D” has the meaning ascribed to such term in the Recitals.

 “Required Minimum” means, as of any date, 125% of the maximum aggregate number of shares of Common Stock then issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon the exchange of all Shares, ignoring any exchange, conversion or exercise limits set forth therein, determined on the basis of the Exchange Rate (as defined in the Certificate of Designation), in each case as in effect on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning ascribed to such term in Section 4.3(b).

“SEC Reports” has the meaning ascribed to such term in Section 4.6.

“Securities Act” has the meaning ascribed to such term in Section 4.6.

“Security” and “Securities” have the meaning ascribed to such terms in Section 2.1.

“Select SEC Reports” has the meaning ascribed to such term in Section 4.6.

“Shares” has the meaning ascribed to such term in the Recitals.

“Subsidiaries” has the meaning ascribed to such term in Section 4.1.

“Tax” means (i) all federal, state, local and foreign taxes, charges, fees, imposts, levies and other assessments, including, without limitation, all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, all taxes which are required to be withheld, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax  and additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and (iii) any transferee liability in respect of any items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under law) or otherwise.

“Taxing Authority” means the Internal Revenue Service or any other Governmental Authority responsible for the administration of any Tax.

“Trading Day” means a day on which the Common Stock is traded on the Global Select Market.

 “Transaction Documents” has the meaning ascribed to such term in Section 3.2.

2.                                                                                      AGREEMENT TO SELL AND PURCHASE.

2.1                                                                               Authorization of Shares.  The Company has authorized (a) the issuance to Purchaser of the Shares and (b) the issuance of such shares of its common stock, par value $0.01 per share (the “Common Stock”) to be issued upon conversion of the Shares (the

“Conversion Shares”).  The Shares and the Conversion Shares are collectively referenced herein as the “Securities” and each of them may individually be referred to herein as a “Security.”  The Securities have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Certificate of Designations of the Series A-1 Preferred Stock attached hereto as Exhibit A (the “Certificate of Designations”).

2.2                                                                               Exchange.  Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Company and the Purchaser hereby agree to exchange the Shares for the shares of Series A Preferred Stock of the Company held by the Purchaser.

3.                                                                                      CLOSING, DELIVERY AND PAYMENT.

3.1                                                                               Closing.  Subject to the satisfaction (or waiver) of the conditions set forth in Article 8 hereof, the closing of the sale and purchase of the Shares (the “Closing”) shall take place at 10:00 a.m., New York City time, on the date hereof, at the offices of the Company, 120 Broadway, New York, New York 10271 or at such other time or place as the Company and the Purchaser shall mutually agree (such date is hereinafter referred to as the “Closing Date”).

3.2                                                                               Delivery.  At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a certificate representing the Shares, against delivery by the Purchaser of the certificate or certificates representing 40,000 shares of Series A Preferred Stock of the Company, duly endorsed for transfer and accompanied by such instruments of transfer as the Company shall reasonably request, free and clear of all liens, claims, charges, pledges, encumbrances and security interests of any kind or nature whatsosever.  This Agreement, the Registration Rights Agreement dated as of December 4, 2006 between the Company and the Purchaser (as assignee of CastlePoint Reinsurance Company, Ltd.) (the “Registration Rights Agreement”) and the Certificate of Designations are collectively referred to herein as the “Transaction Documents.”

3.3                                                                               Registration Rights Agreement.  The Company and the Purchaser agree that the Shares and the Conversion Shares shall constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement.

3.4                                                                               Fees and Expenses.  Subject to Section 3.3 or as otherwise set forth herein or the Registration Rights Agreement, the Company and the Purchaser shall each be responsible for the fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

4.                                                                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the disclosure schedule delivered to the Purchaser concurrently herewith (the “Disclosure Schedule”), the Company hereby represents and warrants as of the date hereof to Purchaser as follows:

4.1                                                                               Organization, Good Standing and Qualification.  The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted  The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have or reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” means any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (i) the legality, validity or enforceability any of the Transaction Documents or the Securities, (ii) the ability of the Company to perform on a timely basis its obligations under this Agreement or any of the other Transaction Documents or (iii) the business, operations, assets, properties, prospects, reputation, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

4.2                                                                               Authorization; Binding Obligations.  (i) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents, to issue and sell the Securities in accordance with the terms thereof and to carry out the provisions of this Agreement and the other Transaction Documents, and (ii) all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and each of the other Transaction Documents, the performance of all obligations of the Company hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate of Incorporation and the Certificate of Designations has been taken.  Assuming that this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Purchaser and constitute valid and binding obligations of the Purchaser, this Agreement is, and the other Transaction Documents will be at the Closing, valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Registration Rights Agreement may be limited by Applicable Law.

4.3                                                                               Capitalization; Voting Rights.

(a)                                                                                  The authorized capital stock of the Company consists of 40 million shares of Common Stock and two million shares of preferred stock, par value $0.01 per share (“Preferred Stock”), of which 40,000 shares are (or upon filing of the Certificate of Designation, will be) designated as Series A Preferred Stock.  As of November 1, 2006, 19,982,038 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding.

(b)                                                                                  Except as provided in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”), and except for the Securities, there are no outstanding options, warrants, scrip, rights (including conversion, anti-dilution or preemptive rights and rights of first refusal or similar rights), or contracts, commitments, understandings or agreements of any kind by which the Company or any of its Subsidiaries is or may become bound to issue any of its securities, nor are any such issuances, contracts, commitments, understandings or arrangements contemplated.

(c)                                                                                  All issued and outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(d)                                                                                  The Company does not have any shareholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements.

(e)                                                                                  Except as set forth in the Company’s filings with the SEC, there are no proxy, stockholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(f)                                                                                    The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by Applicable Law) to receive dividends and distributions on, all shares of capital stock of its Subsidiaries as owned by the Company or any such Subsidiary.

(g)                                                                                 The rights, preferences, privileges and restrictions of the Securities are as stated in the Certificate of Incorporation and the Certificate of Designations.  The Securities are duly authorized and when issued in compliance with the provisions of this Agreement, the Certificate of Designations and the Certificate of Incorporation, (i) the Securities will be validly issued, fully paid and non-assessable, and will be free of any liens, taxes, claims or other Encumbrances and (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under the Registration Rights Agreement, state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.  As of the Closing Date, the Company shall have reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to the Required Minimum on the date hereof.

4.4                                                                               Compliance with Other Instruments; Absence of Conflicts.  Neither the Company nor any of its Subsidiaries is in violation or default of, and the execution, delivery, and performance of and compliance with this Agreement and the other Transaction Documents by the Company, and, assuming the accuracy of the warranties and representations of the Purchaser herein, the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate of Incorporation and the Certificate of Designations, will not, with or without the passage of time or giving of notice, result in any violation of, or be in conflict with or constitute a default under, (i) any term of the Certificate of Incorporation or the Company’s bylaws as in effect on the date hereof (the “Bylaws”) or the Subsidiaries’

organizational documents, (ii) any provision of any Contract to which the Company or any of its Subsidiaries is party or by which it or any of them or any of its or their respective properties is bound or affected, or (iii) any Applicable Law to which the Company or any of its Subsidiaries is subject  (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, other than, in the case of clauses (ii) and (iii), any such violation, default, conflict that would not, individually or in the aggregate, have a Material Adverse Effect.  The execution, delivery, and performance by the Company of and compliance by the Company with this Agreement and the other Transaction Documents, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Certificate of Incorporation and the Certificate of Designations, will not, with or without the passage of time or giving of notice, result in the creation of any Encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Company or any of its Subsidiaries or any of its or their assets or properties, other than any such Encumbrances, charges, suspensions, revocations, impairments, forfeitures or nonrenewals that would not, individually or in the aggregate, have a Material Adverse Effect.

4.5                                                                               Consents.                                          No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company and no registrations or declarations are required to be filed by the Company in connection with the execution and delivery of this Agreement or the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

4.6                                                                               SEC Reports; Financial Statements.  The Company has filed in a timely manner (within applicable extension periods) all documents that the Company was required to file with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), preceding the date of this Agreement (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Reports”).  The SEC Reports complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as disclosed on Section 4.6 of the Disclosure Schedule, none of the statements made in any such SEC Reports is, or has been, required to be amended or updated under Applicable Law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof).  As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  Except as set forth in the most recent financial statements of the Company included in the Select SEC Reports, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) liabilities incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.  For purposes of this Agreement, “Select SEC Reports” means the Company’s (A) Proxy Statement for its 2006 Annual Meeting, (B) Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 (the “2005 Annual Report”), (C) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006, September 30, 2006 and (D) Current Reports on Form 8-K filed since September 30, 2006.

4.7                                                                               Absence of Certain Changes; No Material Adverse Effect.  Except as set forth in the Select SEC Reports, since December 31, 2005, there has been no event or occurrence which has had or would reasonably be expected to have a Material Adverse Effect.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries.

4.8                                                                               Filings.      Except as set forth in the Select SEC Reports or in Section 4.8 of the Disclosure Schedule, since January 1, 2004, (i) the Company and the Subsidiaries have filed all material reports, statements, documents, registrations, filings and submissions required to be filed with any Governmental Authority, and all such reports, statements, documents, registrations, filing and submissions complied in all material respects with Applicable Law in effect when filed, and (ii) no material deficiencies have been asserted in writing by, nor have any material comments been received from, nor any material penalties imposed by, any such Governmental Authorities with respect to such reports, statements, documents, registrations, filings or submissions.

4.9                                                                               Permits.                                                 The Company and its Subsidiaries have all Permits in each of the jurisdictions in which the Company and the Subsidiaries conduct or operate their respective businesses as now being conducted, and all such Permits are in full force and effect, with such exceptions which singularly and in the aggregate have not and would not reasonably be expected to have a Material Adverse Effect, and the Company believes it or its Subsidiaries can obtain, without undue burden or expense, any similar authority for the conduct of their respective businesses as planned to be conducted.  The Company and the Subsidiaries are, and at all times since January 1, 2004 have been, in compliance in all material respects with the terms of the Permits.  No event has occurred or circumstance exists that (with or without the giving of notice or lapse of time or both) (1) constitutes or would reasonably be expected to result in, directly or indirectly, a violation of, or a failure to comply with any Permit, or (2) has resulted or would reasonably be expected to result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Permit, except for such violations or failures to comply or revocations, withdrawals, suspensions, cancellations, terminations or modifications that would not reasonably be expected to have a Material Adverse Effect.  The consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not result in any revocation, cancellation, suspension or nonrenewal of any such material Permit.

4.10                                                                        Litigation.

(a)                                                                                  Except as disclosed in the Select SEC Reports and other than Actions arising in the ordinary course of business from or related to the obligations of the Company under any Insurance Contract or similar contract written, assumed or reinsured by the Company, there are no pending or, to the knowledge of the Company, threatened Actions against and to the knowledge of the Company, no pending or threatened Investigations of, the Company, any Subsidiary or any of their properties or assets challenging the validity or propriety of, or that have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement or the other Transaction Documents.

(b)                                                                                  As of the date of this Agreement, there are no pending Actions or, to the knowledge of the Company, threatened material Actions against, and to the knowledge of the Company, no pending or threatened Investigations of, any current or former officer or director of any of the Company or the Subsidiaries in his or her capacity as an officer or director of any of the Company or the Subsidiaries.

4.11                                                                        Registration Rights.  Except as required pursuant to the Registration Rights Agreement and except as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act, any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

4.12                                                                        Broker’s Fees.  No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Company is or will be entitled to any fee or commission from the Purchaser directly or indirectly in connection with the transactions contemplated herein.

4.13                                                                        Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Common Stock is currently listed for trading on the Nasdaq Global Select Market (the “Global Select Market”).  The Company has not received notice from the Global Select Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Global Select Market. The Company is, and has no reason to believe that it will not continue to be, in compliance with all such listing and maintenance requirements.  Prior to the conversion of the Shares, the Company shall secure the listing of the Conversion Shares on the Global Select Market and on each other national securities exchange, automated quotation system or over-the-counter market upon which the shares of Common Stock are then listed (subject to official notice of issuance).  The issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Certificate of Incorporation and the Certificate of Designations will not constitute a change of control under the rules of the Global Select Market.

4.14                        Anti-Takeover Provisions.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the state of its incorporation (including §203 of the Delaware General Corporation Law) which is or could become applicable to Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and Purchaser’s ownership of the Securities.

4.15                        Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 5.3, no registration under the Securities Act or any state securities laws is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Global Select Market or any state securities laws.

4.16                        No General Solicitation or Integrated Offering.  Neither the Company nor any distributor participating on the Company’s behalf in the transactions contemplated hereby (if any) nor any Person acting for the Company, or any such distributor, has conducted any “general solicitation” (as such term is defined in Regulation D) or general advertising with respect to any of the Securities being offered hereby.  Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, which result of such integration would require registration under the Securities Act, or that would be integrated with the offer or sale of the Securities for the purpose of the rules and regulations of the Global Select Market or any applicable stockholder approval provisions.

5.                                                                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1                          Organization and Good Standing.  The Purchaser is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Purchaser has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement and the Registration Rights Agreement and to carry out the provisions of this Agreement and the Registration Rights Agreement.

5.2                          Requisite Power and Authority.  All corporate action on the part of the Purchaser, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Purchaser hereunder and thereunder has been taken.  Assuming that this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, this Agreement is, and the Registration Rights Agreement will be at the Closing, valid and binding obligations of the Purchaser enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Registration Rights Agreement may be limited by applicable laws.

5.3                          Investment Representations.  The Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act or under any state or non-U.S. securities law.  The Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in this Agreement.  The Purchaser hereby represents and warrants as follows:

(a)                           The Purchaser Bears Economic Risk.  The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  The Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are transferred in a transaction that is registered pursuant to the Securities Act or exempt from registration.  The Purchaser understands that the Company has no present intention of registering the Shares or the Conversion Shares except as provided in the Registration Rights Agreement.  The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available for any proposed transfer of the Shares or the Conversion Shares and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

(b)                           Acquisition for Own Account.  The Purchaser is acquiring the Shares and the Conversion Shares for the Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)                           Accredited Investor.  The Purchaser represents that it is an institutional “accredited investor” within the meaning of Regulation D under the Securities Act.

(d)                           Company Information.  The Purchaser has received and read the SEC Reports and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  The Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.  The Purchaser has, in connection with the decisions to purchase the Shares, relied only upon the SEC Reports and the representations and warranties of the Company set forth in the Transaction Documents.

(e)                           No Action Outside the United States.  The Purchaser acknowledges that the Company has taken no action or will take any action in any jurisdiction outside the United States to permit an offering of the Shares or the Conversion Shares, or possession or distribution of offering materials in connection with the issuance of the Shares or the Conversion Shares, in any jurisdiction outside the United States where legal action by the Company for that purpose is required.  The Purchaser will comply with all applicable laws and regulations in each jurisdiction outside the United States in which it purchases, offers, sells or delivers Shares or Conversion Shares or has in its possession or distributes any offering material, in each case at its own expense.

5.4                          Transfer Restrictions.  The Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth herein and in the Registration Rights Agreement.

5.5                          Covering Short Positions.  The Purchaser will not use the Shares or the Conversion Shares to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.

5.6                          No Legal, Tax or Investment Advice.  The Purchaser understands that nothing in the SEC Reports, this Agreement, the Registration Rights Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.7                          Ownership of Company Stock.  None of the Purchaser or the Purchaser’s subsidiaries beneficially owns (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of the Common Stock of the Company or any other class or series of the Company’s capital stock.

5.8                          Broker’s Fees.  No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Purchaser is or will be entitled to any fee or commission from the Company directly or indirectly in connection with the transactions contemplated herein.

5.9                          Title to Shares of Series A Preferred Stock.  The Purchaser has, and immediately prior to the Closing will have, legal and valid title to 40,000 shares of Series A Preferred Stock of the Company free and clear of all liens, claims, charges, pledges, encumbrances and security interests of any kind or nature whatsoever.  At the Closing the Company will acquire legal and valid title to such shares of Series A Preferred Stock of the Company, in each case free and clear of all liens, claims, charges, encumbrances and security interests of any kind or nature whatsoever, provided that no representation is made as to any of the foregoing resulting from any action or omission by the Company.

6.                             COVENANTS.

6.1                          Best Efforts.  The parties shall use their respective best efforts timely to satisfy each of the conditions described in Sections 8.1 and 8.2 of this Agreement.

6.2                          [Reserved]

6.3                          Press Release; Form 8-K; Publicity. The Company may issue on or before the next business day following the date hereof a press release (the “Press Release”) announcing the entry into the transactions contemplated hereby and shall within two days following the date hereof file a Current Report on Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby (the “8-K Filing”).  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

6.4                          Reservation of Shares.  The Company shall, if applicable: (i) in the time and manner required by the Global Select Market, but in any event prior to the conversion of the Shares into Common Stock, prepare and file with the Global Select Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Global Select Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing, and (iv) from and after the conversion of the Shares into Common  Stock, maintain the listing of such Common Stock on the Global Select Market.

6.5                          No Integrated Offerings.  The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

6.6                          Legal Compliance.  The Company shall conduct its business and the business of its Subsidiaries in compliance with all Applicable Laws, except where the failure to do so would not have a Material Adverse Effect.

6.7                          Information.  So long as Purchaser (or any of its Affiliates) beneficially owns any of the Securities, the Company shall furnish to Purchaser the information the Company must deliver to any holder or to any prospective transferee of Securities in order to permit the sale or other transfer of such Securities pursuant to Rule 144A of the SEC or any similar rule then in effect.  The Company shall keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours by any holder of Securities or any prospective transferee of Securities designated by a holder thereof.

6.8                          Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if Purchaser effects a pledge of Securities, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company shall execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Purchaser.

6.9                          Investment Company Act.  The Company shall conduct its business in a manner so that it will not be required to register as an investment company under the Investment Company Act.

7.                             SECURITIES TRANSFER MATTERS.

7.1                          Conversion and Exercise.  Upon conversion of the Shares by any person, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Company shall cause its transfer agent to electronically transmit all Conversion Shares by crediting the account of such person or its nominee with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system; or (ii) if the DTC Transfer Conditions are not satisfied, the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, certificates (subject to the legend and other applicable provisions hereof and the Certificate of Designation), registered in the name of such person its nominee, physical certificates representing the Conversion Shares.  Even if the DTC Transfer Conditions are satisfied, any person effecting a conversion of Shares may instruct the Company to deliver to such person or its nominee physical certificates representing the Conversion Shares, in lieu of delivering such shares by way of DTC Transfer.  For purposes of this Agreement, “DTC Transfer Conditions” means that (A) the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer program and (B) the certificates for the Conversion Shares required to be delivered do not bear a legend and the person effecting such conversion or exercise is not then required to return such certificate for the placement of a legend thereon.

7.2                          Transfer or Resale.  Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) Purchaser shall have delivered to the Company an opinion of counsel reasonably satisfactory to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold or transferred to an affiliate of Purchaser that agrees to be bound by this Article 7; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement).  Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with Applicable Laws.

7.3                          Legends.  Purchaser understands that the Shares and, until such time as the Conversion Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by such Purchaser under Rule 144, the Certificates for the Conversion Shares may bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

The Company shall, immediately prior to a registration statement covering the Securities (including, without limitation, the Registration Statement contemplated by the Registration Rights Agreement) being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time such registration statement is effective, the transfer agent may issue, in connection with the issuance of the Conversion Shares, certificates representing such Conversion Shares without the restrictive legend above, provided such Conversion Shares are to be sold pursuant to the prospectus contained in such registration statement.  Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) or (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act.  If the holder of any Security is an affiliate of the Company, the legend on any such Security shall not be so removed.  In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and Purchaser shall cooperate in the replacement of such legend.  Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

7.4                          Transfer Agent Instruction.  Upon compliance by Purchaser with the provisions of this Article 7 with respect to the transfer of any Securities, the Company shall permit the transfer of such Securities and, in the case of the transfer of Conversion Shares, promptly instruct its transfer agent to issue one or more certificates (or effect a DTC Transfer) in such name and in such denominations as specified by Purchaser.  The Company shall not give any instructions to its transfer agent with respect to the Securities, other than any permissible or required instructions provided in this Article 7, and the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

7.5                          Lock-Up Period.  During the period from the date hereof until 180 days from November 13, 2006 (the “Lock-Up Period”), the Purchaser will not (a) directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Registrable Security, as defined in the Registration Rights Agreement, (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Registrable Security (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder), or (c) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership of a Registrable Security, whether or not such transaction is to be settled by delivery of Registrable Securities, other securities, cash or other consideration.

8.                             CONDITIONS TO CLOSING.

8.1                          Conditions to the Purchaser’s Obligations to Purchase the Shares.  The Purchaser’s obligations to purchase the Shares at the Closing are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)                           Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Article 4 shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made on and as of said date, and the Company shall have performed, satisfied and complied with all obligations, covenants and conditions herein required to be performed, satisfied or complied with by it on or prior to the Closing.

(b)                           Legal Investment.  On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

(c)                           Consents, Permits, Waivers and Approvals.  The Company and the Purchaser shall have obtained any and all consents, permits, waivers and approvals necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other Transaction Documents and such consents, permits, waivers and approvals shall be in full force and effect.

(d)                           Compliance Certificate.  The Company shall have delivered to the Purchaser a Compliance Certificate, executed by the Senior Vice President and CFO of the Company, dated the Closing Date to the effect that the conditions specified in subsections (a) and (c) (as it pertains to the Company) of this Section 8.1 have been satisfied, except that such Compliance Certificate shall not be required if the Closing Date is the date hereof or the Business Day immediately following the date hereof.

(e)                           Listing.  The Common Stock shall be authorized for quotation and listed on the Global Select Market and trading in the Common Stock (or on the Global Select Market generally) shall not have been suspended by the SEC or the Global Select Market.

(f)                            Certificate of Designations.  The Certificate of Designations, substantially in the form attached hereto as Exhibit A, shall have been approved and adopted by the Company.

8.2                          Conditions to Obligations of the Company to Issue and Sell the Shares.  The Company’s obligation to issue and sell the Shares to the Purchaser at the Closing is subject to the satisfaction or waiver of the following conditions:

(a)                           Representations and Warranties True.  The representations and warranties in Article 5 made by the Purchaser shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if they had been made on and as of said date, and the Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)                           Consents, Permits, Waivers and Approvals.  The Company and the Purchaser shall have obtained any and all consents, permits, waivers and approvals necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other Transaction Documents and such consents, permits, waivers and approvals shall be in full force and effect.

(c)                           Compliance Certificate.  The Purchaser shall have delivered to the Company a Compliance Certificate, executed by an executive officer of the Purchaser, dated the Closing Date to the effect that the conditions specified in subsections (a) and (b) (as it pertains to the Purchaser) of this Section 8.2 have been satisfied, except that such Compliance Certificate shall not be required if the Closing Date is the date hereof or the Business Day immediately following the date hereof.

9.                             MISCELLANEOUS.

9.1                          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware.  The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of New Castle, State of Delaware.  The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum.  The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  Nothing herein shall affect the right of Purchaser to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

9.2                          Successors and Assigns.  The Purchaser may assign its right to purchase the Shares to any one or more direct or indirect majority-owned subsidiaries; provided that no such assignment shall relieve the Purchaser of its obligations hereunder to the extent that the assignee fails to fulfill the same.  Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

9.3                          Entire Agreement.  This Agreement, the Disclosure Schedule and the other Transaction Documents and the other documents delivered pursuant hereto or thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

9.4                          Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.5                          Amendment and Waiver.  This Agreement may be amended or modified, and the rights and obligations of the Company and the Purchaser may be waived, only upon the written consent of the Company and the holders of at least a majority of the Shares purchased or agreed to be purchased pursuant to this Agreement.

9.6                          Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) upon receipt, if sent by facsimile during normal business hours of the recipient or, if not sent by facsimile during normal business hours of the recipient, then on the next business day; (iii) three days after having been sent, if sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, if sent by such a courier, specifying next day delivery, with written verification of receipt.  Notices to the Company shall be addressed to:

Tower Group, Inc.
120 Broadway, 31st Floor
New York, New York 10271
Attention:  Stephen L. Kibblehouse, Esq.
Fax Number: (646) 514-8612

with a copy to:

LeBoeuf, Lamb, Greene & MacRae LLP
125 West 55th Street
New York, New York 10019
Attention:  Matthew Ricciardi, Esq.
Fax Number: (212) 424-8500

Notices to the Purchaser shall be addressed to:

CastlePoint Management Corp.
120 Broadway
New York, New York  10271
Attention:  Roger A. Brown
Fax Number:  (212) 847-9549

9.7                          Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.8                          Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.9                          Survival.  The representations and warranties of the Company and the agreements and covenants set forth in Sections 4, 6, 7 and 9 hereof shall survive until the one year anniversary of the Closing notwithstanding any due diligence investigation conducted by or on behalf of Purchaser.  Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies Purchaser may have under applicable U.S. federal or state securities laws.

9.10                        Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.11                        Indemnification.  In consideration of Purchaser’s execution and delivery of this Agreement and the other Transaction Documents and purchase of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless Purchaser and all of its officers, directors and employees and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document delivered by the Company at the Closing or (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document delivered by the Company at the Closing.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.  Except as otherwise set forth herein, the procedures with respect to the rights and obligations under this Section 9.11 shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

9.12                        Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser, or the Purchaser makes a payment or payments to the Company, hereunder or pursuant to any of the other Transaction Documents or Purchaser or the Company enforces or exercises its respective rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or Purchaser, as applicable, a trustee, receiver or any other person under any Applicable Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.13                        Joint Participation in Drafting.  Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Documents.  As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

9.14                        Remedies.  No provision of this Agreement or any other Transaction Document providing for any remedy to Purchaser shall limit any other remedy which would otherwise be available to Purchaser at law, in equity or otherwise.  Nothing in this Agreement or any other Transaction Document shall limit any rights Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby.

9.15                        Knowledge.  As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

9.16                        Arms-Length Transaction.  Each of the Parties acknowledges and agrees that they are acting on their own behalf and in the capacity of an arm’s-length purchaser or seller, as applicable.  Each Party further acknowledges and agrees that it has independently evaluated the merits of the transactions contemplated by this Agreement and the other Transaction Documents, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other person (other than its representatives), and that it is not acting in concert with any other person in making its purchase of securities hereunder or in monitoring its investment in the Company.

9.17                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Facsimile signatures shall be as effective as original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date set forth in the first paragraph hereof.

TOWER GROUP, INC.

By:	/s/ Francis M. Colalucci
Name:	Francis M. Colalucci
Title:	Senior Vice President and CFO

CASTLEPOINT MANAGEMENT CORP.

By:	/s/ Joel Weiner
Name:	Joel Weiner
Title:	Senior Vice President and CFO

Exhibit A

Certificate of Designations